BEXIL CORPORATION
                                11 Hanover Square
                               New York, NY 10005


                                 -- IMPORTANT --

                               -- TIME IS SHORT --

                   PLEASE VOTE NOW TO HELP REDUCE THE EXPENSES
                      ASSOCIATED WITH FURTHER SOLICITATION
                            FOR THE SPECIAL MEETING.


                                                  March 18, 2004


Dear Fellow Stockholder:

     We previously mailed to you proxy materials relating to the Special Meeting of Stockholders of Bexil Corporation to be held on Wednesday, March 24, 2004. According to our latest records, we have not received your vote for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting.

                 PLEASE VOTE NOW BY CALLING THE TOLL FREE NUMBER
                 LISTED IN THE ACCOMPANYING MATERIAL SUPPLIED BY
                  YOUR BANK, BROKER, FINANCIAL ADVISOR OR CALL
                                 1-866-794-2200
                     for assistance with voting your shares.

     Your Board of Directors unanimously recommends that you vote "FOR" the proposal on the meeting agenda for the reasons set forth in the Proxy Statement.

     Thank you for your cooperation and continued support.


                                                  Sincerely,

                                              /s/ Thomas B. Winmill

                                                  Thomas B. Winmill
                                                  President